Exhibit 4.3
Exhibit A
REGISTRATION RIGHTS TERMS
     SECTION 1. Definitions. As used in this Exhibit, the following terms shall have the following meanings:
          (a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
          (b) The term “Common Stock” means the RXi’s Common Stock, $.0001 par value per share.
          (c) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.
          (d) The term “Registrable Shares” means the Common Stock issued to CytRx pursuant to the Contribution Agreement between RXi and CytRx dated as of January 8, 2007 and the Contribution Agreement between RXi and CytRx dated as of April 30, 2007 and any Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock.
          (e) The term “Rule 144” means Rule 144 promulgated under the Securities Act.
          (f) The term “SEC” means the Securities and Exchange Commission.
          (g) The term “Securities Act” means the Securities Act of 1933, as amended.
     SECTION 2. Request for Registration. If at any time after the Common Stock is registered under the 1934 Act, RXi shall receive a written request (specifying that it is being made pursuant to this Section 2 from CytRx that RXi file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of Registrable Shares the expected price to the public of which equals or exceeds $5,000,000 (based on the market price or fair value on the date of such request), then RXi shall promptly use its best efforts to cause all Registrable Shares that CytRx has requested be registered to be registered under the Securities Act on Form S-1 or any other available form.
     Notwithstanding the foregoing, (i) RXi shall not be obligated to effect a registration pursuant to this Section 2 during the period starting with the date sixty (60) days prior to RXi’s estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of RXi, provided that RXi is actively employing in good faith its best efforts to cause such registration statement to become effective and that RXi’s estimate of the date of filing such registration statement is made in good faith; (ii) RXi shall not be obligated to effect a registration pursuant to this Section 2 within six (6) months after the effective date of a prior registration under this Section 2; and (iii) if RXi shall furnish to CytRx a certificate signed by the President of RXi stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to RXi or its shareholders for a registration statement to be filed in the near future, then RXi’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days; provided, however, that RXi shall not be permitted to so defer its obligation more than once in any 12-month period.
     RXi shall not be obligated to effect more than two registrations on behalf of CytRx pursuant to this Section 2.
     SECTION 3. RXi Registration. If at any time RXi proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of shareholders other than CytRx, solely for cash on a form that would also permit the registration of the Registrable Shares, RXi shall, each such time, promptly give CytRx written notice of such determination. Upon the written request of CytRx given within thirty (30) days after giving of any such notice by RXi, RXi shall, subject to the limitations set forth in Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Shares that CytRx has requested be registered; provided, that RXi shall have the right to postpone or withdraw any registration statement relating to an offering in which CytRx is eligible to participate under this Section 3 without any liability or obligation to CytRx under this Section 3.
     SECTION 4. Obligations of RXi. Whenever required under Section 2, Section 3 or Section 11 to use its best efforts to effect the registration of any Registrable Shares, RXi shall, as expeditiously as reasonably possible:
          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of CytRx, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period CytRx refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of RXi; and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 180-day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Shares are sold.
          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
          (c) Furnish to CytRx such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Shares owned by it.
          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that RXi shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Exhibit to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by shareholders, then such expenses shall be payable by CytRx to the extent required by such jurisdiction.
          (e) Provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Shares.
          (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.
          (g) Use its best efforts either (i) to cause all such Registrable Shares to be listed on a national securities exchange (if such securities are not already so listed) and on each additional national securities exchange on which similar securities issued by RXi are then listed, if the listing of such securities is then permitted under the rules of such exchange, or (ii) to secure designation of all such Registrable Shares as a Nasdaq “national market system security” within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure listing on Nasdaq for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register as such with respect to Registrable Shares with the National Association of Securities Dealers.
          (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as CytRx shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.
          (i) Make available for inspection by CytRx, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by CytRx or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of RXi, and cause all of RXi’s officers, directors and employees to supply all information reasonably requested by CytRx, underwriter, attorney, accountant or agent in connection with such registration statement.
          (j) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

          (k) Make such representations and warranties to CytRx and the underwriters as are customarily made by issuers to selling stockholders and underwriters, as the case may be, in primary underwritten public offerings.
     SECTION 5. Furnish Information. It shall be a condition precedent to the obligations of RXi to take any action pursuant to this Exhibit with respect to the registration of any CytRx’s Registrable Shares that CytRx shall take such actions and furnish to RXi such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities, as RXi shall reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this agreement, including, without limitation (i) in connection with an underwritten offering, enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature, (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering and (iii) distribute the Registrable Shares only in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus. In addition, CytRx shall promptly notify RXi of any request by the Commission or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.
     SECTION 6. Expenses of Demand Registration. All expenses incurred in connection with any registration pursuant to Section 2 or Section 11 (excluding underwriters’ discounts and commissions), including, without limitation, all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for RXi, and the reasonable fees and disbursements of one special counsel for CytRx, shall be borne by RXi whether or not the registration statement to which such registration expenses relate becomes effective; provided, however, that RXi shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of CytRx (in which case CytRx shall bear such expenses), unless CytRx agrees to forfeit its right to demand registrations pursuant to Section 2.
     SECTION 7. RXi Registration Expenses. All expenses (excluding underwriters’ discounts and commissions) incurred in connection with any registration pursuant to Section 3, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to RXi that result from the inclusion of securities held by CytRx in such registration and the reasonable fees and disbursements of one special counsel for CytRx, shall be borne by RXi whether or not the registration statement to which such registration expenses relate becomes effective.
     SECTION 8. Underwriting Requirements.
          (a) In connection with any offering under Section 3 involving an underwriting of shares being issued by RXi, RXi shall not be required to include any Registrable Shares in such underwriting unless CytRx accepts the terms of the underwriting as agreed upon between RXi and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by RXi. If the total amount of securities that CytRx requests to be included in an underwritten offering under

Section 3 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, RXi may exclude some or all of the Registrable Shares from such registration and underwriting.
          (b) With respect to any underwriting of shares to be registered under Section 2 or Section 11, CytRx shall have the right to designate the managing underwriter or underwriters, subject to the consent of RXi. In connection with any underwritings of shares to be registered under Section 3, RXi shall have the right to designate the managing underwriter or underwriters. In any such case, such consent of RXi or CytRx shall not be unreasonably withheld or delayed.
     SECTION 9. Delay of Registration. CytRx shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit.
     SECTION 10. Indemnification. In the event any Registrable Shares are included in a registration statement under this Exhibit:
          (a) To the extent permitted by law, in connection with any Registration in which Registrable Shares are included, RXi will indemnify and hold harmless CytRx and its officers, directors and stockholders, legal counsel and accountants for CytRx, any underwriter (as defined in the Securities Act) for CytRx and each person, if any, who controls CytRx or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation by RXi of any rule or regulation promulgated under the Securities Act applicable to RXi and relating to action or inaction required of RXi in connection with any such registration; and will promptly reimburse CytRx, and any underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of RXi (which consent shall not be unreasonably withheld or delayed) nor shall RXi be liable to CytRx, or any underwriter, controlling person or other aforementioned person in any such case for any such loss, claim, damage, liability or action to the extent that it (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to RXi expressly for use in connection with such registration by or on behalf of CytRx, or any underwriter, controlling person or other aforementioned person, (ii) is caused by the failure of CytRx to deliver a copy of the final prospectus relating to such Registrable Shares, as then amended or supplemented, in connection with a purchase, if RXi had previously furnished copies thereof to CytRx or (iii) is caused by CytRx’s disposition of Registrable Shares during any period during which CytRx is obligated to discontinue any disposition of Registrable Shares under Section 13.
          (b) To the extent permitted by law, CytRx will indemnify and hold harmless RXi, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls RXi within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities Act) for RXi against any losses, claims, damages or liabilities to which RXi or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to and furnished to RXi by CytRx expressly for use in connection with such registration; and will promptly reimburse RXi or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CytRx (which consent shall not be unreasonably withheld or delayed) and provided further that CytRx shall not have any liability under this Section 10(b) in excess of the net proceeds actually received by CytRx in the relevant public offering.
          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 10.
          (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of RXi and CytRx in connection with the statements or omissions described in such Section 10(a) or Section 10(b) which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of RXi and

CytRx shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by RXi or CytRx and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection Section 10(c) for purposes of indemnification. RXi and CytRx agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 10(d), CytRx shall not be required to contribute an amount in excess of the net proceeds actually received by CytRx in the relevant public offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     SECTION 11. Registrations on Form S-3.
          (a) If (i) RXi shall receive a written request (specifying that it is being made pursuant to this Section 11) from CytRx that RXi file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of Registrable Shares the reasonably anticipated aggregate price to the public of which would equal or exceed $1,000,000, and (ii) RXi is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares, then RXi shall use its best efforts to cause all Registrable Shares that CytRx has requested be registered to be registered on Form S-3 (or any successor form to Form S-3).
          (b) Notwithstanding the foregoing, (i) RXi shall not be obligated to effect a registration pursuant to this Section 11 during the period starting with the date sixty (60) days prior to RXi’s estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of RXi, provided that RXi is actively employing in good faith its best efforts to cause such registration statement to become effective and that RXi’s estimate of the date of filing such registration statement is made in good faith; (ii) RXi shall not be obligated to effect a registration pursuant to this Section 11 within six (6) months after the effective date of a prior registration under this Section 11; and (iii) if RXi shall furnish to CytRx a certificate signed by the President of RXi stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to RXi or its shareholders for a registration statement to be filed in the near future, then RXi’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days; provided, however, that RXi shall not be permitted to so defer its obligation more than once in any 12-month period.

          (c) CytRx’s rights to registration under this Section 11 are in addition to, and not in lieu of, their rights to registration under Section 2 and Section 3 of this Exhibit.
     SECTION 12. No Transfer of Registration Rights. The registration rights and obligations of CytRx under this Exhibit with respect to any Registrable Shares may not be transferred to any third party other than any acquirer of all or substantially all of the assets or outstanding shares of stock of CytRx or any entity that merges with or into CytRx
     SECTION 13. Future Events. If CytRx is, at the time participating in a Registration, RXi will notify CytRx of the occurrence of any of the following events of which RXi is actually aware, and when so notified, CytRx will immediately discontinue any disposition of Registrable Shares until notified by RXi that such event is no longer applicable:
          (a) the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose (in which case RXi will make reasonable efforts to obtain the withdrawal of any such order or the cessation of any such proceedings); or
          (b) the existence of any fact which makes untrue any material statement made in the registration statement or prospectus or any document incorporated therein by reference or which requires the making of any changes in the registration statement or prospectus or any document incorporated therein by reference in order to make the statements therein not misleading (in which case RXi will make reasonable efforts to amend the applicable document to correct the deficiency).

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